Exhibit 21.1

                     EVANS & SUTHERLAND COMPUTER CORPORATION

                         SUBSIDIARIES OF THE REGISTRANT

              Subsidiary Name                      State or Other                    Names Under Which
                                                  Jurisdiction of              Each Subsidiary Does Business
                                                  Incorporation or
                                                    Organization
---------------------------------------------    -------------------    ---------------------------------------------
Evans & Sutherland Graphics Corporation                 Utah            Evans & Sutherland Graphics Corporation

Xionix Simulation, Inc.                                Texas            Xionix Simulation, Inc.

Evans & Sutherland, Ltd.                           United Kingdom       Evans & Sutherland, Ltd.

Evans & Sutherland, GmbH                              Germany           Evans & Sutherland, GmbH

Evans & Sutherland SARL                                France           Evans & Sutherland SARL

E&S Foreign Sales Corporation                      Virgin Islands       E&S Foreign Sales Corporation
